UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2008
TouchStone Software Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-12969 (Commission File Number)	95-3778226 (I.R.S. Employer Identification No.)

1538 Turnpike Street
North Andover, MA (Address of principal executive offices)	01845 (Zip Code)
(978)686-6468
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 1.01	Entry Into A Material Definitive Agreement.
     On April 9, 2008, TouchStone Software Corporation, a Delaware corporation (“TouchStone”), Phoenix Technologies Ltd., a Delaware corporation (“Phoenix”), and Andover Merger Sub, Inc., a wholly-owned subsidiary of Phoenix and a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into TouchStone, with TouchStone continuing as the surviving corporation (the “Merger”) and as a wholly-owned subsidiary of Phoenix.
     At the effective time and as a result of the Merger, each outstanding share of TouchStone common stock will be converted into the right to receive $1.48 in cash payable to the holder of such share. All outstanding options and warrants to purchase shares of TouchStone common stock will be converted into the right to receive a cash payment equal to the product of (1) the excess, if any, of $1.48 over the exercise price per share of common stock subject to such option or warrant and (2) the number of shares of common stock subject to such option or warrant.
     The Merger Agreement includes customary representations, warranties and covenants of the parties and may be terminated under certain circumstances. Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including the approval of the Merger Agreement by the stockholders of TouchStone.
     In connection with the Merger, all three members of the board of directors of Touchstone, Pierre A. Narath, Jason K. Raza and Ronald R. Maas, who collectively beneficially own approximately 33% of TouchStone’s outstanding common stock, have agreed to, among other things, vote their shares in favor of the adoption of the Merger Agreement pursuant to the terms of a voting agreement entered into with Phoenix. A copy of a form of the voting agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.
     The foregoing description of the Merger and Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. On April 10, 2008, TouchStone issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Touchstone plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Touchstone, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.
     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Touchstone through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Touchstone by contacting Investor Relations, Touchstone Software Corporation, 1538 Turnpike Street, North Andover, MA 01845, 978-686-6468.
     Touchstone and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Touchstone’s directors and executive officers is contained in Touchstone’s Annual Report on Form 10-K for the year ended December 31, 2007, which is filed with the SEC. As of April 1, 2008, Touchstone’s directors and executive officers beneficially owned approximately 4,143,048 million shares, or 34.2%, of Touchstone’s common stock. Stockholders representing approximately 34.2% of the voting stock of Touchstone have signed a stockholder agreement agreeing to vote for the approval of the merger agreement and the transactions contemplated therein.

Item 8.01	Other Events
     The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated April 9, 2008 by and among Phoenix Technologies Ltd., Andover Merger Sub, Inc. and Touchstone Software Corporation

2.2	Form of Voting Agreement

99.1	Press Release dated April 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TouchStone Software Corporation
Date: April 10, 2009	By	/s/ Jason K. Raza
Jason K. Raza, President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated April 9, 2008 by and among Phoenix Technologies Ltd., Andover Merger Sub, Inc. and Touchstone Software Corporation

2.2	Form of Voting Agreement

99.1	Press Release dated April 10, 2008.